Exhibit 10.3

AMENDMENT NO. 4 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

AMENDMENT NO. 4 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND AMENDMENT NO. 2 TO GUARANTEE AGREEMENT, dated as of July 28, 2023 (this “Amendment”), among CMTG JP FINANCE LLC (“Seller”), a Delaware limited liability company, CLAROS MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement or Guarantee Agreement, as applicable (each as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Uncommitted Master Repurchase Agreement, dated as of May 27, 2021 (as amended by Amendment No. 1 to Amended and Restated Master Repurchase Agreement and Amendment No. 1 to Amended and Restated Fee and Pricing Letter, dated as of June 29, 2021, the Term SOFR Conforming Changes Amendment, dated December 31, 2021, Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of January 14, 2022, Amendment No. 3 to Amended and Restated Master Repurchase Agreement and Amendment No. 1 to Guarantee Agreement, dated as of March 10, 2023, as amended hereby and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, in connection therewith Guarantor executed and delivered in favor of Buyer that certain Guarantee Agreement, dated as of June 29, 2018 (as amended by Amendment No. 3 to Amended and Restated Master Repurchase Agreement and Amendment No. 1 to Guarantee Agreement, dated as of March 10, 2023, as amended hereby and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Seller, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement and the Guarantee Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Guarantor and Buyer each agree as follows:

Section 1.
Amendments to Repurchase Agreement.

(a)
The defined terms “Main Pool Maturity Date”, “Main Pool Maximum Facility Amount” and “Sidecar Pool Maximum Facility Amount” as set forth in Article 2 of the Repurchase Agreement, are hereby amended and restated in their entirety to read as follows:

“Main Pool Maturity Date” shall mean, with respect to all Main Pool Purchased Assets, July 28, 2026 or the immediately succeeding Business Day, if such day shall not be a Business Day (the “Main Pool Initial Maturity Date”), or such later date as may be in effect pursuant to Article 3(n) hereof. For the sake of clarity, the Maturity Date shall not be any date beyond July 28, 2028 (the “Main Pool Final Maturity Date”).

“Main Pool Maximum Facility Amount” shall mean $1,705,464,871.41.

“Sidecar Pool Maximum Facility Amount” shall mean $0.

(b)
Article 2 of the Repurchase Agreement is hereby amended by inserting the following new defined terms in correct alphabetical order:

“Fourth Amendment Effective Date” shall mean July 28, 2023.

“Special Make Whole Amount” shall have the meaning set forth in the Fee Letter.

(c)
Article 3(n)(i) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(n)(i) Notwithstanding the definition of Main Pool Maturity Date herein, upon written request of Seller prior to the then current Main Pool Maturity Date, provided that Buyer has determined that all of the extension conditions listed in clause (ii) below (collectively, the “Main Pool Maturity Date Extension Conditions”) shall have been satisfied, Buyer may, in its sole discretion, agree to extend the Main Pool Maturity Date for a period of three hundred sixty four (364) additional days (the “Main Pool Extension Period”) by giving notice to Seller of such extension; provided, that any failure by Buyer to deliver such notice of extension to Seller within thirty (30)) days from the date first received by Buyer shall be deemed a denial of Seller’s request to extend such Main Pool Maturity Date. Notwithstanding anything to the contrary in this Article 3(n)(i) hereof, in no event shall the Main Pool Maturity Date be extended for more than two (2) Extension Periods and in no event shall the Main Pool Final Maturity Date be after July 28, 2028.

(d)
Article 3(bb)(iv) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(bb)(iv) Any Principal Proceeds paid to Buyer by Seller to reduce the Purchase Price of any Additional Advance Purchased Asset shall be applied first to reduce the Additional Advance Amount of such Additional Advance Purchased Asset and then to reduce the remaining Purchase Price of such Additional Advance Purchased Asset. To the extent any Additional Advance Amount is reduced by application of repayments or prepayments by a related Mortgagor prior to the Additional Advance Termination Date, Seller may request that Buyer re-allocate such Additional Advance Amounts to other Additional Advance Purchased Assets, which request Buyer may accept or deny in Buyer’s sole discretion.

In the absence of a request by Seller for a reallocation of Additional Advance Amounts pursuant to Article 3(bb)(iv), Buyer may, on its initiative, offer to Seller to reallocate such repaid Additional Advance Amounts to other Purchased Assets. If Seller rejects such offer to so reallocate, then no such reallocation shall be effective and Buyer shall have the right to calculate the Special Make Whole Amount in respect of such Additional Advance Amounts not reallocated and Seller shall pay such Special Make Whole Amount to Buyer within two (2) Business Days of receipt of Buyer’s calculations thereof. Any Special Make Whole Amount shall be calculated by Buyer in its sole discretion exercised in good faith. Any Special Make Whole Amount paid to Buyer by Seller shall be credited against the Additional Advance Make Whole Amount as and when such Additional Advance Make Whole Amount is due.

(e)
Article 11(l) of the Repurchase Agreement is hereby amended by adding the following text after the words “Structuring Fee,” in the fourth sentence of such clause: “Fourth Amendment Extension Structuring Fee”.
Section 2.
Amendment to Guarantee Agreement.

(a)
Section 9(a)(iii) of the Guarantee Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) permit the ratio of Guarantor’s EBITDA for the most recently ended period of twelve (12) consecutive months ended on or prior to such date of determination to Guarantor’s Interest Expense for such period to be less than 1.40 to 1.00; provided, however, with respect to the fiscal quarters ending on December 31, 2023 and March 31, 2024, respectively, the foregoing ratio shall be 1.30 to 1.00; or”

Section 3.
Conditions Precedent; Effective Date. This Amendment shall become effective on the Fourth Amendment Effective Date provided that as such date all of the following have occurred: (a) a counterpart of this Amendment is duly executed and delivered by a duly authorized officer of each of the Seller, Guarantor and Buyer, (b) Buyer has received a fee in the amount of $513,896.28, which constitutes the first installment of the Fourth Amendment Extension Structuring Fee minus a credit in an amount equal to the unamortized portion of the extension fee previously paid by Seller to Buyer and (c) Buyer has received a fully executed version of that certain Amendment No. 3 to Amended and Restated Fee and Pricing Letter.
Section 4.
Seller’s Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (b) this Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
Section 5.
Guarantor’s Representations and Warranties. On and as of the date hereof, Guarantor hereby represents and warrants to Buyer that (a) Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (b) this Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

Section 6.
Acknowledgments of Guarantor. Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and agrees that Guarantor continues to be bound by the Guarantee Agreement to the extent of the Obligations (as defined therein), notwithstanding the impact of the changes set forth herein.
Section 7.
Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement, Guarantee Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the effective date hereof, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby. Each reference to the “Guarantee Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Guarantee Agreement as amended hereby.
Section 8.
Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 9.
No Novation, Effect of Agreement. Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other document executed in connection therewith to which any Repurchase Party is a party (the “Transaction Documents”). It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement or Guarantee Agreement in any such Transaction Document shall be deemed to also reference this Amendment.
Section 10.
Consent to Jurisdiction; Waiver of Jury Trial.
(a)
Each party irrevocably and unconditionally (i) submits to the non‑exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 10 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.
(b)
EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
Section 11.
GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States

By:
Name: Thomas N. Cassino
Title: Managing Director

SELLER:

CMTG JP FINANCE LLC, a Delaware limited liability company

By: ___________________________________
Name:
Title:

Acknowledged and Agreed:

CLAROS MORTGAGE TRUST, INC., a Maryland corporation, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:

By: __________________________
Name:
Title: